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                                                                     Exhibit 5.1

                [WALLER LANSDEN DORTCH & DAVIS, PLLC LETTERHEAD]



                               September 15, 2005


Psychiatric Solutions, Inc.
840 Crescent Centre Drive, Suite 460
Franklin, Tennessee 37067

         Re:      Psychiatric Solutions, Inc.
                  Registration Statement on Form S-3 (No. 333-127085)

Ladies and Gentlemen:

         We have acted as counsel to Psychiatric Solutions, Inc., a Delaware corporation (the "Company"), in connection with the offering and sale by the Company of an aggregate of 3,500,000 shares of its common stock, par value $0.01 per share, and up to 525,000 additional shares in connection with the Underwriters' (as defined below) over-allotment option (the "Common Stock") pursuant to a Registration Statement on Form S-3 (Registration Number 333-127085) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and a related prospectus, dated as of September 2, 2005 (the "Prospectus"), and a prospectus supplement, dated as of September 14, 2005 (the "Prospectus Supplement"). The Common Stock is to be issued pursuant to an underwriting agreement, dated September 14, 2005 (the "Underwriting Agreement"), by and among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., for themselves and as representatives of the other underwriters listed in Schedule A to the Underwriting Agreement (the "Underwriters").

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Common Stock, when issued and delivered in the manner and on the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         The opinions expressed herein are solely for your benefit, and may be relied upon only by you.

                                       Very truly yours,

                                       /s/ Waller Lansden Dortch & Davis, PLLC